Alliance All-Market Advantage Fund, Inc.                Exhibit 77Q1(a)
811-08702_______




Articles of Incorporation: Incorporated by reference to Exhibit A to Registrant's Registration Statement on Form N-2, filed with the Securities and Exchange Commission on August 16, 1994.

By-Laws: Incorporated by reference to Exhibit B to Registrant's
Registration Statement on Form N-2, filed with the Securities and Exchange Commission on August 16, 1994.



Alliance All-Market Advantage Fund, Inc.                Exhibit 77Q1(e)
811-08702_______



Investment Advisory Agreement: Incorporated by reference to Exhibit G to Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-2, filed with the Securities and Exchange Commission on September 23, 1994.




Alliance All-Market Advantage Fund, Inc.                Exhibit 77C
811-08702


The Annual Meeting of Shareholders of Alliance All-Market Advantage Fund, Inc. was held on January 8, 1998. A description of each proposal and number of shares voted at the meeting are as follows:

1. To Elect Directors:  Shares Voted For        Withheld Authority
   Class One Directors
   (term expires 2001)
   David H. Dievler        1,761,343                     13,747
   Clifford L. Michel      1,762,913                     12,177
   Donald J. Robinson      1,762,913                     12,177




2. To ratify the selection       Shares   Shares Voted       Shares
   of Price Waterhouse LLP as  Voted For    Against        Abstained
   the Fund's independent
   auditors for the Fund's
   fiscal year ending
   September 30, 1998.        1,742,6952     6,960           25,478